UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

Soyodo Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32341	84-1482082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 2, 15 Fl., 83, Nankan Rd. Sec. 1,
Luchu Taoyuan County
Taiwan
(Address of principal executive offices) (zip code)

011-8863-322-9658
(Registrant's telephone number, including area code)

1390 Monterey Pass Road,
Monterey Park, CA 91754
(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

EXPLANATORY NOTE: Soyodo Group Holdings, Inc. is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K initially filed with the Securities Exchange Commission on February 11, 2008 to (i) include the audited financial statements of the operating company and the Company’s wholly-owned subsidiary, Omphalos, Corp., a British Virgin Islands corporation, as of December 31, 2007, (ii) update the management discussion and analysis with updated financial information as of December 31, 2007 and (iii) update any other information contained therein to reflect information as of December 31, 2007.

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2008, Soyodo Group Holdings, Inc. (the “Soyodo”) entered into and completed the transactions contemplated under a Share Exchange Agreement (the “Exchange Agreement”) with each of the shareholders (the “Shareholders”) of Omphalos Corp., a British Virgin Islands corporation (”Omphalos,” the “Company,” or “we”), pursuant to which Soyodo purchased from the Shareholders all issued and outstanding shares of Omphalos’ common stock in consideration for the issuance of an aggregate of 81,996,275 shares of Soyodo common stock (the "Share Exchange").

The Share Exchange resulted in a change in control of Soyodo with the Shareholders owning 81,996,275 shares of common stock of the Company out of a total of 90,191,275 issued and outstanding shares after giving effect to the Share Exchange. Also, the Shareholders were elected directors of the Company, subject to Soyodo’s disclosure obligations under the Securities Exchange Act of 1934, as amended, and appointed as its executive officers. As a result of the Exchange Agreement, (i) Omphalos became a wholly-owned subsidiary of Soyodo and (ii) the Soyodo succeeded to the business of Omphalos as its sole business. Accordingly, Soyodo intends to change its name to Omphalos, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 hereof.

NOTE: The discussion contained in this Item 2.01 relates primarily to Omphalos. Information relating to the business and results of operations of the Company and all other information relating to the Company has been previously reported in its Annual Report on Form 10-KSB for the year ended December 31, 2007 and other periodic filings with the SEC and is herein incorporated by reference to those reports.

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DESCRIPTION OF OMPHALOS BUSINESS

 Organizational History

Omphalos Corp. was incorporated on February 13, 1991 under the laws of Republic of China (TWN), initially serving as a sales agent for an equipment and used machine dealer. Omphalos Corp. (B.V.I.) was incorporated on October 30, 2001 under the laws of the British Virgin Islands. All Fine Technology Co., Ltd. was incorporated on March 23, 2004 under the laws of Republic of China. All Fine Technology Co., Ltd. (B.V.I.) was incorporated on February 2, 2005 under the laws of the British Virgin Islands.

On July 4, 2007, Omphalos Corp. (BVI) acquired Omphalos (TWN) and All Fine Technology Co. (TWN), through a share exchange with the shareholders of these two entities. On October 19, 2007 Omphalos (BVI) purchased All Fine Tech (BVI).

Overview of Business

Omphalos Corp., through its wholly-owned subsidiaries, supplies a wide range of equipment and parts including refurbished and modified reflow soldering ovens and automated optical inspection machines for printed circuit board (PCB) manufacturers in Taiwan and China. Omphalos also provides after sale services to its customers and sells parts for the equipment.

A reflow oven is a machine used primarily for reflow soldering of surface mount electronic components to printed circuit boards . Reflow soldering represents the most common means to attach a component to a circuit board, and typically consists of applying solder paste, positioning the components, and reflowing the solder in a specialized oven. The goal of the reflow process is to melt the powder particles in the solder paste, with the surfaces being joined together, and solidify the solder to create a strong metallurgical bond.

Omphalos markets its products in both Taiwan and China. Omphalos’ clients are mainly big name Taiwanese electronics manufacturing giants, including Quanta Computer Inc., MiTAC International Corp., Universal Scientific Industrial Co., ASUS, Gigabyte, and Advantech in Taiwan, and Foxconn group, QSMC, in China.

Products

Omphalos offers a wide range of products, including the following:

Saki Optical Inspection Devices. The main purpose of using AOI is to inspect the process of the SMT production line which can also be considered as the tool for quality assurance and quality control.

Quality assurance is the assurance for the back-end process, i.e. the 100% assurance for zero-defect of production quality. All defects must be found and then repaired to achieve this requirement. AOI is normally used at the post-reflow process for this purpose. Therefore, the AOI plays an important role to detect all defects and also to support the reparability of all defects found. Quality Control is aimed to keep the highest process quality in the factory. In order to achieve this purpose, AOI is usually used at the pre-reflow, pre-IC-mounting or post-printing processes which enable the monitoring the real situation of the production line by inspecting all of and the defects. Furthermore, the causes of defects are able to be analyzed in real time. During the years ended December 31, 2006 and 2007, approximately 53% and 77% of Omphalos’ revenues were generated by these devices, respectively.

Tamura N2 Reflow Ovens.  Omphalos offers the Tamura Reflow Oven as its preferred choice for reflow soldering. The ovens have multiple temperature controlled heat emitting infrared radiation compartments that create a phase change in flux (Small Soldier Particles) turning the solid into a liquid. When cooled in the final compartment, the flux undergoes another phase change turning from a liquid back into a solid forming a bond between the surface mount component and etched circuit board. The Tamura Line takes the additional step of being an oxygen-free environment, instead it utilizes nitrogen gas to minimize oxidation. During the years ended December 31, 2006 and 2007, approximately 47% and 23% of Omphalos’ revenues were generated by these machines, respectively.

Argus Management Information System. This system consists of Scanner Stations networked to a Datastore. These scanners can be placed at any point in the production line as they are intended to collect and analyze production data. As a laser barcoded pcb passes through the Argus Scanner Station, the circuit board is identified (scanned), the time is noted and stored. Data is then aggregated and analyzed to compute bottle necks in production (actual vs. desired). To date, the Company has not derived any significant revenues from this system.

Gryphon Laser Marking System. This system is placed at the beginning of the SMT production line where it Laser Etches a Uniquely Identifiable 2-Dimensional Barcode onto the surface of a printed circuit board. 2D barcodes allow for more data to be physically written to the circuit board, usually the threshold is when more than 20 characters need to be written, 2D barcoding is required. The 2D barcode helps to simplify MIS by making more information available offline, such as an identification number, time of fabrication, plant of fabrication, etc making it easier to track defects and finished products to their final destination. This barcode works best when combined with the Argus Management Information System throughout the fabrication process as its life will be tracked and analyzed. To date, the Company has not derived any significant revenues from this system.

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Marketing

Most of the Omphalos’ business is generated through personal relationships with its major customers. In addition, it may participate in trade shows and occasionally run advertisements in trade journals and newspapers.

Markets and Customers

Omphalos’s customers include a number of major electronic manufacturing companies, including the following

Name	Location	Percentage Revenues for the Year ended December 31, 2007

Quanta Computer	Taiwan based publicly traded company; original design manufacturer of laptop computers	43%

Hon Hai	Taiwan based publicly traded company; manufacturing services provider to Computer, Communication and Consumer-electronics leaders	19%

Universal Scientific Industrial	US based publicly traded company; Information and communications products	12%

MiTac	Taiwan based publicly traded company; Computer products design and production	8%

Regulations

Omphalos is not subject to any significant government regulation that is particular to its business.

Competition

Omphalos’s industry is highly competitive. Omphalos believes that its principal direct competitors are the manufacturers of the equipment themselves. These include Japanese companies such as Sayaka, Tamura Furukawa and Ishikawa.

There are also a number of companies in Asia that resell refurbished equipment. They include Daichi International, Panasonic, Hitachi and Sony Corporation.

Some of these companies have significantly greater financial, technical and human resources than we do, as well as a wider range of products than we have. In addition, many of our competitors have much greater experience in marketing their products, as well as more established relationships with our target customers. Our competitors may also have greater name recognition and more extensive customer bases that they can use to their benefit. As a result, we may have difficulty maintaining our market share.

We believe that our competitive edge is our responsiveness to our customers’ needs, both in terms of speed as well as in our ability to modify the equipment in accordance with the customers’ instructions.

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Intellectual Property

Omphalos has been granted the following patents:

Name	Patent No	Country	Patent Term
Automatically Labeling and Inspecting Apparatus and Method of Use	M277230	Taiwan	2005/10/1-20/15-1/30
Automatically Marking and Reading/Distinguishing Apparatus and Method of Use	M277229	Taiwan	2005/10/1-20/15-1/30

In addition it has the following patents pending:

Name	Number	Country
Automatically Labeling and Inspecting Apparatus and Method of Use	200510052694.4	China
Automatically Marking and Reading/Distinguishing Apparatus and Method of Use	200510052693.X	China
Servo Motor Conntrol Method and Apparatus Using the Same	2007-241297	Japan
Servo Motor Conntrol Method and Apparatus Using the Same	096114150	Taiwan
Servo Motor Conntrol Method and Apparatus Using the Same	200710107348.0	China
Automatically Labeling and Inspecting Apparatus and Method of Use	11/248,218	U.S.A
Automatically Marking and Reading/Distinguishing Apparatus and Method of Use	11/248,212	U.S.A

Employees

As of March 27, 2008, Omphalos had 21 full-time employees, as follows:

Management	4
Technical	10
Administrative	4
Sales	3

None of its employees is represented by a labor union, and Omphalos considers its employee relations to be excellent. Omphalos seeks to use contract workers and anticipates maintaining a small full-time employee base.

Description of Property

Omphalos does not own any real property. The company leases an office and a warehouse from a shareholder. The office maintains office administration and sales facilities and the warehouse maintains inventory, and research and design facilities. The location of the office and warehouse are Unit 2, 15 Fl., 83, Nankan Rd. Sec. 1, Luchu, Taoyuan County, Taiwan and No.1371-1, Sec. 3, Fuguo Rd., Lujhu Township, Taoyuan County 338, Taiwan. The office space is approximately 3,700 square feet and the warehouse space is approximately 4,034 square feet.

Generally, Omphalos maintains short-term leases for its office and warehouse, with options to renew, where possible. The terms of the lease for office and warehouse are both from January 1, 2007 to December 31, 2008. The company pays a monthly rent of approximately $2,200 for the periods ended December 31, 2007 and 2006, respectively. Rent expenses under the office and warehouse lease agreements amounted to approximately $26,000 and $26,000 for the periods ended December 31, 2007 and 2006, respectively.

Legal Proceedings

From time to time, Omphalos may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involving Omphalos that could reasonably be expected to have a material adverse effect on its business and financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1.	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

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2.	Our ability to generate customer demand for our services;

3.	The intensity of competition; and

4.	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

 Overview

The Company, through Omphalos Corp. - Taiwan, is in the business of supplying a wide range of equipment and parts including reflow soldering ovens and Automated Optical Inspection (AOI) machines to printed circuit board (PCB) manufacturers in Taiwan and China. The clients are mainly Taiwanese electronics manufacturing companies, including Quanta Computer Inc., MiTAC International Corp., Universal Scientific Industrial Co., ASUS, Gigabyte, and Advantech in Taiwan, and Foxconn group, QSMC, etc. in China.

The major equipment manufacturers Omphalos represents are SAYAKA, SAKI, TAMURA, FURUKAWA, and ISHIKAWA, all of which have complete technical supports licensed from the original manufacturers.

The company operates in an industry characterized by rapid technological changes. It will need additional investments to complete the development and improvement necessary for the development and production of the testing equipment and parts for PCB assembly processes.

The company's business strategy is to increase its market share by expanding into other industries. Since PCB has a vast application range, the Company is currently researching and developing many additional uses for testing equipment and parts.

In the future, the Company expects to expand the number and type of industries it is able to service. The company is currently working with Chung-shan Institute of Science and Technology, Armaments Bureau. M.N.D. to develop testing equipment for auto industry.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principle generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents, Investments, and Long-term Investments - Cash equivalents are included at cost, which approximates market. At December 31, 2007, the Company's cash equivalents were held primarily by three financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents, while those having original maturities in excess of three months are classified as investments or as long-term investments when maturities are in excess of one year. Investment and long-term investments consist of certificates of deposit (CDs) and marketable securities.

At the date of acquisition of an investment security, management designates the security as belonging to a trading portfolio, an available-for-sale portfolio, or a held-to-maturity portfolio. Currently, the Company holds no securities designated as held-to-maturity or available-for-sale. All investment securities are classified as trading according to management's intent and carried at fair value. Unrealized holding gains and losses for trading securities are included in earnings.

Accounts Receivable - Accounts receivable are carried at original invoice amount less an estimate for doubtful receivables based on a review of all outstanding amounts at year end. Management determines the allowance for doubtful accounts by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Inventory - Inventory is carried at the lower of cost or market. Cost is determined by using the specific identification method. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and charges to operations for known and anticipated inventory obsolescence. Inventory consists substantially of finished goods and is net of an allowance for slow-moving inventory of $188,503 and $203,704 at December 31, 2007 and 2006, respectively.

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Other Intangible Assets - Other intangible assets consist of patents and are accounted for at historical costs. The Company amortizes other intangible assets over their useful lives, as applicable.

Effective July 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." The adoption of SFAS No. 142 requires an initial impairment assessment involving a comparison of the fair value of trademarks, patents and other intangible assets to current carrying value. No impairment loss was recognized for the year ended December 31, 2007. Patents, trademarks, and other intangible assets determined to have indefinite useful lives are not amortized. The Company tests such intangible assets with indefinite useful lives for impairment annually, or more frequently if events or circumstances indicate that an asset might be impaired. Trademarks, patents, and other intangible assets determined to have definite lives are amortized over their useful lives or the life of the trademark and other intangible asset, whichever is less.

Foreign-currency Transactions - Foreign-currency transactions are recorded in New Taiwan dollars ("NTD") at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currency denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders' equity.

Translation Adjustment - The accounts of the Company was maintained, and its financial statements were expressed, in New Taiwan Dollar ("NTD"). Such financial statements were translated into U.S. Dollars ("$" or "USD") in accordance SFAS No. 52, "Foreign Currency Translation", with the NTD as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders' equity.

As of December 31, 2007 and December 31, 2006 the exchange rates between the NTD and the USD ($) were NTD1=$0.03077 and NTD1=$0.03069, respectively. The weighted-average rates of exchange between NTD and USD were NTD1=$0.03044 and NTD1=$0.03075 for the years ended December 31, 2007 and December 31, 2006, respectively. Total translation adjustment recognized as of December 31, 2007 and December 31, 2006 is $211,407 and $213,824, respectively.

Recently Issued Accounting Pronouncements - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective January 1, 2008. In February 2008, the FASB deferred for one year the effective date of SFAS 157 only with respect to nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis, and removed certain leasing transactions from the scope of SFAS 157. The Company does not believe that the adoption of SFAS 157 will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment to FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 is effective January 1, 2008. The Company has evaluated the impact of SFAS 159 and believes it will not significantly impact its financial statements.

In December 31,2007 the FASB issued SFAS No. 141 (revised 2007), Business Combinations, ("SFAS 141R"), which changes how business combinations are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 141R is effective January 1, 2009, and will be applied prospectively. The impact of adopting SFAS 141R will depend on the nature and terms of future acquisitions.

In December 31, 2007 the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, which changes the accounting and reporting standards for the noncontrolling interests in a subsidiary in consolidated financial statements. SFAS 160 recharacterizes minority interests as noncontrolling interests and requires noncontrolling interests to be classified as a component of shareholders' equity. SFAS 160 is effective January 1, 2009 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company is currently evaluating the impact of SFAS 160 on its consolidated financial statements.

Results of Operations

The following table presents the consolidated results of the Company for the years ended December 31, 2007 and 2006.

Net Sales. Net sales for the year ended December 31, 2007 were $10,047,118 compared to $13,782,980 for the December 31, 2006. The decrease in net sales was due to a general decrease in business to existing customers, as compared to sales volume in the 2006 period, which was affected by the increased competition.

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Cost of Sales. Cost of sales for the year ended December 31, 2007 was $6,989,994 or 69.57% of net sales, as compared to $10,085,907 or 73% of net sales, for the year ended December 31, 2006. The decrease in cost of sales as a percentage of net sales was due to an decrease in purchase cost, Some part purchases in Taiwan substitutes for the Japanese components, reduces the purchase cost and the distribution cost.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the one year ended December 31, 2007 were $1,919,535 or 19% of net sales, as compared to $2,378,892 or 17% of net sales, for the one year December 31, 2006. The decrease in selling, general and administrative expenses was primarily due to the decrease in payroll expenses which was partially offset by the increase in professional service fees.

Income from Operations. Income from operations for the year ended December 31, 2007 was $ 1,137,589 as compared to $1,318,181 for the year ended December 31, 2006. The decrease in income from operations for the year ended December 31, 2007 compared with income from operations for the 2006 resulted primarily from a decrease in net sales which was partially offset by the decrease in cost of sales as a percentage of net sales, and the decrease in selling, general and administrative expenses as described above.

Other Income. Other income for the one year ended December 31, 2007 was $663,134 as compared to $317,736 for the one year ended December 31 2007, This change was primarily attributable to the additional income recognized on a lawsuit settlement.

Net Income. Net income for the one year ended December 31, 2007 was 1,800,723 as compared to $1,635,916 for the one year ended December 31, 2006. The Increase in net income was due to the reasons described above.

Liquidity and Capital Resources

Cash and cash equivalents were $2,783,243 at December 31, 2007 and $9,124,178 at December 31, 2006. Our total current assets were $8,610,350 at December 31, 2007 as compared to $14,165,743 at December 31, 2006. Our total current liabilities were $4,163,738 at December 31, 2007 as compared to $4,357,378 at December 31, 2006.

We had working capital at December 31, 2007 of $3,302,154 compared with working capital of $7,678,162 at December 31, 2006. This decrease in working capital was primarily due to the decrease in cash for the dividend distributions and acquisition of subsidiaries, the increase in accounts receivable, and the decrease in accrued liabilities.. During the year ended December 31, 2007, net cash used in operating activities was $(193,262) Net cash used in investing activities was $(1,456,044), and net cash used in financing activities was $(4,777,230). Net change in cash and cash equivalents was a decrease of $(6,340,935).

Capital Expenditure

Total capital expenditures during the year ended December 31, 2007 was $19,228.

Currency Exchange Fluctuations

The accounts of the Company was maintained, and its financial statements were expressed, in New Taiwan Dollar ("NTD"). Such financial statements were translated into U.S. Dollars ("$" or "USD") in accordance SFAS No. 52, "Foreign Currency Translation", with the NTD as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders' equity.

As of December 31, 2007 and December 31, 2006 the exchange rates between the NTD and the USD ($) were NTD1=$0.03077 and NTD1=$0.03069, respectively. The weighted-average rates of exchange between NTD and USD were NTD1=$0.03044 and NTD1=$0.03075 for the years ended December 31, 2007 and December 31, 2006, respectively. Total translation adjustment recognized as of December 31, 2007 and December 31, 2006 is $211,407 and $213,824, respectively.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of December 31, 2007.

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RISK FACTORS

An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this Current Report on Form 8-K before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

 RISKS RELATED TO OUR BUSINESS

The success of our business depends on our ability to successfully obtain a supply of merchandise for our buyers and to attract and retain active professional buyers to create sufficient demand for our sellers.

Our ability to increase our revenue and maintain profitability depends on whether we can successfully expand the supply of merchandise available for sale on our online marketplaces and attract and retain active professional buyers to purchase the merchandise. Our ability to attract sufficient quantities of suitable merchandise and new buyers will depend on various factors, some of which are out of our control. These factors include our ability to:

•	offer buyers a sufficient supply of merchandise;

•	develop and implement effective sales and marketing strategies;

•	comply with regulatory or corporate seller requirements affecting marketing and disposition of certain categories of merchandise;

•	efficiently catalogue, handle, store, ship and track merchandise; and

•	achieve high levels of seller and buyer satisfaction with the trading experience.

Omphalos is exposed to risks as a result of ongoing changes in the semiconductor and semiconductor-related industries.

The global industries in which we operate are characterized by ongoing changes, including: (1) higher capital requirements for building and operating new semiconductor and LCD fabrication plants and the resulting effect on customers’ ability to raise the necessary capital; (2) differing rates of market growth for, and capital investments by, various semiconductor device makers, such as memory (including NAND Flash and DRAM), logic and foundry, as well as LCD and solar manufacturers; (3) industry growth rates; (4) the increasing cost and decreasing affordability of research and development due to many factors, including decreasing line widths, the increasing number of materials, applications and process steps, and the greater complexity of process development and chip design; (5) the increasing difficulty for customers to move from product design to volume manufacturing; (6) the importance of reducing the cost of system ownership, due in part to the increasing significance of consumer electronics as a driver for semiconductor and LCD demand and the related focus on lower prices; (7) varying levels of business information technology spending; (8) the heightened importance to customers of system reliability and productivity, and the effect on demand for systems as a result of their increasing productivity, device yield and reliability; (9) the growing types and varieties of semiconductors and expanding number of applications across multiple substrate sizes, resulting in customers’ divergent technical demands; (10) demand for shorter cycle times for the development, manufacture and installation of manufacturing equipment; (11) the challenge to semiconductor manufacturers of moving volume manufacturing from one technology node to the next smaller technology node, and the resulting impact on the technology transition rate and the rate of investment in capital equipment; (12) price trends for certain semiconductor devices and LCDs; (13) difficulties associated with transitioning to larger substrate sizes; and (14) the increasing importance of the availability of spare parts to assure maximum system uptime. If we do not successfully manage the risks resulting from the ongoing changes occurring in the semiconductor and semiconductor-related industries, its business, financial condition and results of operations could be materially and adversely affected.

The industries that Omphalos serves are volatile and unpredictable.

As a supplier to the global semiconductor, computer and related industries, we are subject to business cycles, the timing, length and volatility of which can be difficult to predict and which may vary by reportable segment. The industries have historically been cyclical due to sudden changes in customers’ manufacturing capacity requirements and spending, which depend in part on capacity utilization, demand for customers’ products, and inventory levels relative to demand. The effects on Omphalos of these changes in demand, including end-customer demand, are occurring more rapidly. These changes have affected the timing and amounts of customers’ purchases and investments in technology, and continue to affect our orders, net sales, gross margin, contributed profit and results of operations.

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We must effectively manage our resources and production capacity to meet rapidly changing demand. During periods of decreasing demand for our products, we must be able to appropriately align its cost structure with prevailing market conditions, motivate and retain key employees, and effectively manage its supply chain. During periods of increasing demand, we must have sufficient manufacturing capacity and inventory to meet customer demand; attract, retain and motivate a sufficient number of qualified individuals; and effectively manage its supply chain. If we are not able to timely and appropriately adapt to changes in industry cycles, our business, financial condition or results of operations may be materially and adversely affected.

Omphalos is exposed to risks associated with a highly concentrated customer base in the semiconductor and flat panel display industries.

Our semiconductor and other customer base historically has been, and is becoming even more, highly concentrated. For the year ended December 31, 2006, three customers, each of whom accounted for more than 10% of Omphalos’ total revenues, represented approximately 74% of the its total revenues.   Orders from a relatively limited number of manufacturers have accounted for, and are expected to continue to account for, a substantial portion of our net sales. In addition, the mix and type of customers, and sales to any single customer, may vary significantly from quarter to quarter and from year to year. If customers do not place orders, or they delay or cancel orders, we may not be able to replace the business. As our products are configured to customer specifications, changing, rescheduling or canceling orders may result in significant, non-recoverable costs. Major customers may also seek, and on occasion receive, pricing, payment, intellectual property-related, or other commercial terms that are less favorable to us. In addition, certain customers have undergone significant ownership changes, have outsourced manufacturing activities, and/or have entered into strategic alliances or industry consortia that have increased the influence of key semiconductor manufacturers in technology decisions made by their partners, which may result in additional complexities in managing customer relationships and transactions. These factors could have a material, adverse effect on our business, financial condition and results of operations.

Omphalos is highly dependent on two suppliers.

For the year ended December 31, 2006, Omphalos obtained 98% of the equipment that it sells to its customers from only two vendors. If either one of these two vendors or both were to cease supplying us with products for any reason, this would force us to find alternative sources for our products. A change in suppliers could cause a delay in availability of products and a possible loss of sales, which could adversely affect operating results.

Manufacturing interruptions or delays could affect our ability to meet customer demand, while the failure to estimate customer demand accurately could result in excess or obsolete inventory.

Our business depends on its ability to supply equipment, services and related products that meet the rapidly changing technical and volume requirements of its customers, which depends in part on the timely delivery of parts, components and subassemblies (collectively, parts) from suppliers. Some key parts may be subject to long lead-times and/or obtainable only from a single supplier or limited group of suppliers, and some sourcing or subassembly is provided by suppliers in developing regions, including China. Significant interruptions of manufacturing operations or the delivery of services as a result of: (1) the failure or inability of suppliers to timely deliver quality parts; (2) volatility in the availability and cost of materials; (3) difficulties or delays in obtaining required export approvals; (4) information technology or infrastructure failures; (5) natural disasters (such as earthquakes, floods or storms); or (6) other causes (such as regional economic downturns, pandemics, political instability, terrorism, or acts of war), could result in delayed deliveries, manufacturing inefficiencies, increased costs or order cancellations. Moreover, if actual demand for our products is different than expected, we may purchase more/fewer parts than necessary or incur costs for canceling, postponing or expediting delivery of parts. Any or all of these factors could materially and adversely affect our business, financial condition and results of operations.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

9

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Loss of Sheng-Peir Yang, our Chief Executive Officer, could impair our ability to operate.

If we lose our key employee, Sheng-Peir Yang, our Chief Executive Officer, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified technical and management personnel. We are highly dependent on our management. Mr. Yang has an employment agreement with the Company. However, the loss of Mr. Yang’s services could have a material adverse effect on our operations. If we were to lose this individual, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies. We do not have key-man life insurance in place for any person working for us.

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had limited public company management experience or responsibilities. This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

RISKS RELATED TO OUR COMMON STOCK

There has been a limited trading market for our common stock and no market.

It is anticipated that there will be a limited trading market for the Company's common stock on the National Association of Securities Dealers' ("NASD") Over-the-Counter Bulletin Board. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock.

The common stock may not be actively traded, and the bid and asked prices for our common stock on the NASD's Over-the-Counter Bulletin Board may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in the Offering and in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions, reserve discoveries or other business initiatives;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

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•	changes in analysts’ estimates affecting our Company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements by relevant governments pertaining to incentives for alternative energy development programs;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•
significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in this Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Shares of common stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASD's automated quotation system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information, as of March 25, 2008 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Sheng-Peir Yang	55,347,485	61.3%

Chu Pi Yun	2,049,907	2.3%

Li Shen-Ren	4,099,814	4.5%

All officers and directors as a group (5 persons)	61,497,206	68.2%

* Denotes less than 1%

11

Beneficial ownership percentages gives effect to the completion of the Share Exchange, and are calculated based on shares of common stock issued and outstanding and is based on a total of 90,195,000 shares of common stock that were issued and outstanding as of March 25, 2008. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 25, 2008. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees. Officers are elected annually by the Board of Directors.

Name	Age	Position
Sheng-Peir Yang	50	President and Director
Chu Pi Yun	36	Chief Financial Officer
Li Shen-Ren	44	Chief Operating Officer

Shen-Peir Yang, Chief Executive Officer

Mr. Yang has been President of Omphalos since 1991. He holds a degree in Mechanical Engineering from National Taipei University of Technology.

Chu Pi Yun, Chief Financial Officer

Ms. Yun has been with Omphalos since 2000. During that time she functioned in various accounting related positions. She was appointed our Chief Financial Officer in October 2007. Ms. Yun has done extensive accounting coursework.

Li Shen-Ren, Chief Operating Officer

Mr. Shen-Ren has been with Omphalos since 1997. He has worked primarily in sales and was appointed our Chief Operating Officer in 2007. He holds a degree from the Department of Mechanics at Taiwan Technical University.

Our directors and officers hold office until the earlier of their resignation, or removal or until their successors have been duly elected and qualified.

There are no family relationships among our directors or executive officers.

To our knowledge, during the last five years, none of our directors and executive officers (including those of our subsidiaries) has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

12

•
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. Because we only recently consummated the Reverse Merger and appointed the current members of our board of directors, our board of directors has not yet determined whether we have a member who qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Audit Committee

We have not yet appointed an audit committee, and our board of directors currently acts as our audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our company, however, recognizes the importance of good corporate governance and intends to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, during our 2008 fiscal year.

Section 16 Beneficial Ownership Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC.

Based solely on the reports received by the Company and on written representations from certain reporting persons, we are not aware of any Section 16(a) filings made by any directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock during the fiscal year ended December 31, 2007.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our Chief Executive Officer and other executive officers during the years ended December 31, 2007 and 2006.

Summary Compensation Table

The following table sets forth all compensation paid in respect of the Company’s Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for the Company’s last two completed fiscal years.

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Non-qualified Deferred Compen- sation Earnings ($)	All other compen-sation ($)	Total ($)
Sheng-Peir Yang CEO and President	2007 2006	$ $	53,196 —	— —	— —	— —	— —	— —	— —	$ $	53,196 —
Ru-Hua Song (1) CEO and President	2007 2006	$ $	— 37,709	— —	— —	— —	— —	— —	— —	$ $	— 37,709

(1) As a result of the Share Exchange Agreement, Ru-Hua Song resigned from his position as Chief Executive Officer of the Company.

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Outstanding Equity Awards at Fiscal Year-End

As of our fiscal years ended December 31, 2007 and 2006, we did not have any stock option plan or stock incentive plan and there were no outstanding equity awards as of our fiscal years ended December 31, 2007 and 2006. No equity awards were granted during the year ended December 31, 2007.

We have entered into the follow employment agreements:

•
Sheng-Peir Yang entered into an employment agreement with Omphalos on November 30, 2007, to serve as their Chief Executive Officer for a term of two (2) years at an monthly salary of New Taiwan Dollars (“NTD”) 185,000 (approximately $4,433). Mr. Yang will be required to comply with the Non-Competition provision contained within the employment agreement. Either party, with proper notice, may terminate the employment agreement, and the employment agreement will be governed and construed by the laws of the Republic of China.

•
Shen-Ren Li entered into an employment agreement with Omphalos on November 30, 2007, to serve as their Chief Operating Officer for a term of two (2) years at an monthly salary of NTD96,000 (approximately $2,300). Mr. Li will be required to comply with the Non-Competition provision contained within the employment agreement. Either party, with proper notice, may terminate the employment agreement, and the employment agreement will be governed and construed by the laws of the Republic of China.

•
Pi-Yun Chu entered into an employment agreement with Omphalos on November 30, 2007, to serve as their Chief Financial Officer for a term of two (2) years at an monthly salary of NTD55,200 (approximately $1,323). Ms. Chu will be required to comply with the Non-Competition provision contained within the employment agreement. Either party, with proper notice, may terminate the employment agreement, and the employment agreement will be governed and construed by the laws of the Republic of China.

Director Compensation

No Directors received compensation for their services on our Board of Directors. Our directors are also reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board and its committees, if any.

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Item 3.02 Unregistered Sales of Equity Securities

See Item 2.01 above.

Item 5.01 Changes in Control of Registrant.

See Items 1.01 and 2.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of the Company's operating company and wholly-owned subsidiary Omphalos Corp. (B.V.I.)

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement dated February 5, 2008, between the Company and the parties set forth on the signature page thereof.*

10.1	Employment Agreement with Pi-Yun Chu (1)*

10.2	Employment Agreement with Shen-Ren Li (1)*

10.3	Employment Agreement with Sheng-Peir Yang (1)*

* Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2008

Soyodo Group Holdings, Inc.

	By:	/s/ Sheng-Peir Yang
Chief Executive Officer

16

OMPHALOS CORP. (B.V.I.) AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED
DECEMBER 31, 2007 AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS

Consolidated and Combined Balance Sheets	2 - 3

Consolidated and Combined Statements of Income	4

Consolidated and Combined Statements of Changes in Shareholders' Equity
and Comprehensive Income	5

Consolidated and Combined Statements of Cash Flows	6

Notes to Financial Statements	7 - 16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Omphalos Corp.

We have audited the accompanying consolidated balance sheet of Omphalos Corp. (B.V.I.) and its subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The combined financial statements of Omphalos Corp. (B.V.I.) and its affiliates for the year ended December 31, 2006 were audited by other auditors whose report, dated March 15, 2007, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of Omphalos Corp. (B.V.I.) as of December 31, 2007, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KCCW Accountancy Corp.
KCCW Accountancy Corp.

Walnut, California
February 28, 2008

OMPHALOS CORP. (B.V. I.)
CONSOLIDATED AND COMBINED BALANCE SHEETS
December 31, 2007 and 2006

	2007	2006
Assets
Current Assets
Cash and cash equivalents	$2,783,243	$9,124,178
Accounts receivable, net	3,892,353	1,795,676
Inventory, net	657,788	941,986
Prepaid and other current assets	132,508	93,213
Short-term investments	-	80,487
Total current assets	7,465,892	12,035,540

Leasehold Improvements and Equipment, net	13,808	196,061

Intangible assets, net	29,946	20,375
Deposits	-	11,601
Long-term investments	1,100,704	1,902,166

Total Assets	$8,610,350	$14,165,743

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP. (B.V. I.)
CONSOLIDATED AND COMBINED BALANCE SHEETS
December 31, 2007 and 2006

Liabilities and Shareholders' Equity	2007	2006
Current Liabilities
Accounts payable	$3,940,816	$3,194,389
Accrued salaries and bonus	42,081	1,057,659
Accured expenses	180,841	58,332
Advances from shareholders	-	46,998
Total current liabilities	4,163,738	4,357,378

Commitments and contingencies

Shareholders' Equity
Common stock, $0.5 par value, 100,000 shares
authorized, issued and outstanding as of 12/31/07	50,000	-
Capital contribution	-	434,215
Subscription receivable	-	(100,000)
Other comprehensive income	211,407	213,824
Retained Earnings	4,185,205	9,260,326
Total shareholders' equity	4,446,612	9,808,365

Total Liabilities and Shareholders' Equity	$8,610,350	$14,165,743

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP. (B.V. I.)
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
For the Years Ended December 31, 2007 and 2006

	2007	2006

Net sales	$10,047,118	$13,782,980
Cost of sales	6,989,994	10,085,907
Gross profit	3,057,124	3,697,073

Selling, general and administrative expenses	1,919,535	2,378,892

Income from operations	1,137,589	1,318,181

Other income (expenses)
Commission income	-	24,175
Rental income	174	332
Loss on disposal of fixed assets	(2,541)	-
Interest income	284,272	266,076
Loss due to inventory value decline	(36,438)	(53,105)
Gain on foreign currency exchange	38,755	76,257
Gain on investment	-	2,118
Gain on lawsuit settlement	378,013	-
Miscellaneous income	899	1,881
Total other income	663,134	317,736

Income before provision for income taxes	1,800,723	1,635,916

Provision for income taxes	-	-

Net Income	$1,800,723	$1,635,916

Weighted average number of common shares:
Basic and diluted	100,000	100,000

Not income per share:
Basic and diluted	$18.01	$16.36

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP. (B.V. I.)
CONSOLIDATED AND COMBINED STATEMENTS OF SHAREHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
For the Years Ended December 31, 2007and 2006

	Common Stock / Capital Contribution		Retained	Subscription	Comprehensive
	Shares	Amount	Earning	Receivable	Income (Loss)	Total

Balance at January 1, 2006		$434,215	$7,624,410	$(100,000)	$150,417	$8,109,042
Translation adjustment		-	-	-	63,407	63,407
Net income		-	1,635,916	-	-	1,635,916
Balance at December 31, 2006		434,215	9,260,326	(100,000)	213,824	9,808,365
Capital contribution		-	-	100,000	-	100,000
Reorganization	50,000	(384,215)	(2,045,230)	-	-	(2,429,445)
Two-for-one stock split	50,000
Dividends	-	-	(4,830,614)	-	-	(4,830,614)
Translation adjustment	-	-	-	-	(2,417)	(2,417)
Net income	-	-	1,800,723	-	-	1,800,723
Balance at December 31, 2007	100,000	$50,000	$4,185,205	$-	$211,407	$4,446,612

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP. (B.V. I.)
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2007 and 2006
	2007	2006
Cash flows from operating activities
Net income	$1,800,723	$1,635,916
Adjustments to reconcile net income to net cash provided by
operating activities:
Amortization and depreciation	11,522	15,407
Loss on disposal of fixed assets	2,541	-
Foreign currency exchange (gains)	(38,755)	(76,257)
Changes in assets and liabilities:
(Increase) Decrease in accounts receivable	(2,069,560)	3,992,622
Decrease in inventory	283,580	451,701
(Increase) Decrease in prepaid and other assets	(27,128)	49,121
Increase (Decrease) in accounts payable	730,184	(5,274,379)
Increase (Decrease) in accrued expenses	(886,369)	536,628
(Decrease) in other long-term liabilities	-	(10,350)
Net cash provided by (used in) operating activities	(193,262)	1,320,409

Cash flows from investing activities
Acquisition of fixed assets	(19,228)	-
Proceeds received from disposition of assets	115,026	-
Acquisitions of Omphalos, All Fine, and All Fine (B.V.I.)	(2,429,445)	-
Redemption (Purchase) of investments	877,603	(549,846)
Net cash (used in) investing activities	(1,456,044)	(549,846)

Cash flows from financing activities
Loans from (repayment to) related parties	(46,616)	110,528
Capital contribution	100,000	-
Dividend distributions	(4,830,614)	-
Net cash provided by (used in) financing activities	(4,777,230)	110,528

Effect of exchange rate changes on cash and cash equivalents	85,601	140,931

Net increase (decrease) in cash and cash equivalents	(6,340,935)	1,022,022

Cash and cash equivalents
Beginning	9,124,178	8,102,156
Ending	$2,783,243	$9,124,178

Supplemental disclosure of cash flows
Cash paid during the year for:
Interest expense	$-	$-
Income tax	$-	$-

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP. (B.V. I.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the accounts of Omphalos Corp. (B.V.I.) and its wholly owned subsidiaries (collectively, the “Company”). Omphalos Corp. (B.V.I.) was incorporated on October 30, 2001 under the laws of the British Virgin Islands and is the sole owner of all of the outstanding shares of the following subsidiaries: Omphalos Corp.; All Fine Technology Co., Ltd.; and All Fine Technology Co., Ltd. (B.V.I.).

Omphalos Corp. was incorporated on February 13, 1991 under the laws of Republic of China. Omphalos Corp. (B.V.I.) was incorporated on October 30, 2001 under the laws of the British Virgin Islands. All Fine Technology Co., Ltd. was incorporated on March 23, 2004 under the laws of Republic of China. All Fine Technology Co., Ltd. (B.V.I.) was incorporated on February 2, 2005 under the laws of the British Virgin Islands. These companies were under common control and ownership.

On July 4, 2007, Omphalos Corp. (BVI) acquired Omphalos (TWN) and All Fine Technology Co. (TWN), through a share exchange with the shareholders of these two entities. On October 19, 2007 Omphalos (BVI) completed the purchase of All Fine Tech (BVI).

The Company supplies a wide range of equipments and parts including reflow soldering ovens and automated optical inspection machines for printed circuit board (PCB) manufacturers in Taiwan and China.

Basis of Consolidation / Combination — For the year 2006, the combined financial statements include the accounts of Omphalos Corp., Omphalos Corp. (B.V.I.), All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.). There companies were under common control and ownership. During the year 2007, these companies reorganized and Omphlaos Corp. (B.V.I.) becomes the sole owner of all of the outstanding shares of Omphalos Corp., All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd. (B.V.I.). For the year 2007, the consolidated financial statements include the accounts of Omphalos Corp. (B.V.I.) and its wholly owned subsidiaries. All significant intercompany accounts and transactions are eliminated.

Segment Reporting — The Company determines and discloses its segments in accordance with SFAS No. 131 “ Disclosures about Segments of an Enterprise and Related Information” which uses a “management” approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. SFAS No. 131 also requires disclosures about products or services, geographic areas, and major customers. The Company’s management reporting structure provided for only one segment in 2007 and 2006 and accordingly, no separate segment information is presented.

Accounting Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Contingencies — Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash Equivalents, Investments, and Long-term Investments — Cash equivalents are included at cost, which approximates market. At December 31, 2007, the Company’s cash equivalents were held primarily by three financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents, while those having original maturities in excess of three months are classified as investments or as long-term investments when maturities are in excess of one year. Investment and long-term investments consist of certificates of deposit (CDs) and marketable securities.

At the date of acquisition of an investment security, management designates the security as belonging to a trading portfolio, an available-for-sale portfolio, or a held-to-maturity portfolio. Currently, the Company holds no securities designated as held-to-maturity or available-for-sale. All investment securities are classified as trading according to management’s intent and carried at fair value. Unrealized holding gains and losses for trading securities are included in earnings.

Accounts Receivable — Accounts receivable are carried at original invoice amount less an estimate for doubtful receivables based on a review of all outstanding amounts at year end. Management determines the allowance for doubtful accounts by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Inventory — Inventory is carried at the lower of cost or market. Cost is determined by using the specific identification method. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and charges to operations for known and anticipated inventory obsolescence. Inventory consists substantially of finished goods and is net of an allowance for slow-moving inventory of $188,503 and $203,704 at December 31, 2007 and 2006, respectively.

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment — Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

Automobile	5 years
Furniture and fixtures	3 years
Machinery and equipment	3 to 5 years
Leasehold improvements	55 years

Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the statement of income for the period.

Other Intangible Assets — Other intangible assets consist of patents and are accounted for at historical costs. The Company amortizes other intangible assets over their useful lives, as applicable.

Effective July 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." The adoption of SFAS No. 142 requires an initial impairment assessment involving a comparison of the fair value of trademarks, patents and other intangible assets to current carrying value. No impairment loss was recognized for the year ended December 31, 2007. Patents, trademarks, and other intangible assets determined to have indefinite useful lives are not amortized. The Company tests such intangible assets with indefinite useful lives for impairment annually, or more frequently if events or circumstances indicate that an asset might be impaired. Trademarks, patents, and other intangible assets determined to have definite lives are amortized over their useful lives or the life of the trademark and other intangible asset, whichever is less.

Revenue Recognition — The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB101"). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and services performed and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or service has not been performed or is subject to refund until such time that the Company and the customer jointly determine that the product or service has been delivered or performed or no refund will be required.

The Company derives revenues from the sale of equipments and parts to customers. The Company recognizes this revenue when title passes to and the risks and rewards of ownership have transferred to the customer based on the terms of the sales, and is recorded net of returns, discounts and allowances. Shipping and handling charges to customers are included in net sales. Shipping and handling charges incurred by the Company are included in cost of good sold.

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued) — SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

Research and Development Expenses — Research and development costs are generally expensed as incurred.

 Advertising Expense — Advertising costs are expensed as incurred. Advertising expense incurred for the years ended December 31, 2007 and 2006 totaled approximately $3,729 and $3,800, respectively.

Warranty Costs — Substantially all of the Company’s equpiments are sold with a one- to two-year warranty. The Company periodically assesses the adequacy of its recorded warranty accrual and adjusts the amounts as necessary. The Company estimates its warranty costs based on historical warranty claim experience and applies this estimate to the revenue stream for products under warranty. Future costs for warranties applicable to revenue recognized in the current period are charged to cost of revenue. The warranty accrual is reviewed quarterly to verify that it properly reflects the remaining obligation based on anticipated expenditures over the balance of the obligation period. Adjustments are made when accrual warranty claim experience differs from estimate.

To date, warranty costs incurred have been minimal in relation to the volume of revenues and have been within management’s expectation.

Income Taxes — Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled as prescribed in SFAS No. 109. A valuation allowance is established against deferred tax assets if it is more likely than not that all, or some portion, of such assets will not be realized.

Stock Based Compensation —The Company adopted Statement of Financial Accounting Standards No 123(R), “Share-Based Payments” (“SFAS No. 123R”) effective January 1, 2006. SFAS No. 123R amends existing accounting pronouncements for share-based payment transactions in which an enterprise receives employee and certain non-employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123R generally requires such transactions be accounted for using a fair-value-based method. The Company does not have any awards of stock-based compensation issued and outstanding at December 31, 2007.

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share — The Company computes net income (loss) per share pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share”. Basic net income (loss) per share is computed by dividing income or loss applicable to common shareholders by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted net income (loss) per share is determined in the same manner as basic net income (loss) per share except that the number of shares is increased assuming exercise of dilutive stock options, warrants and convertible debt using the treasury stock method and dilutive conversion of the Company’s convertible preferred stock. The basic and diluted earnings per share prior to reorganization on October 19, 2007 are based upon 100,000 shares, as required to comply with SFAS No. 128.

Impairment of Long-Lived Assets —The Company adopted SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", effective December 15, 2001. The Company periodically evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

The assumptions used by management in determining the future cash flows are critical. In the event these expected cash flows are not realized, future impairment losses may be recorded. Management has determined that no impairments of long-lived assets currently exist.

Concentrations—

Credit Risk: Financial instruments that subject the Company to credit risk consist primarily of trade accounts receivable and investments. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The Company regularly evaluates securities to determine whether there has been any diminution in value that is deemed to be other than temporary.

Customers: The Company sells equipments and parts to printed circuit board (PCB) manufacturers in Taiwan and China. The Company performs ongoing credit evaluations of its customers’ financial condition and generally, requires no collateral. For the year ended December 31, 2007, three customers, each of who accounted for more than 10% of the Company’s total revenues, represented approximately 74% of its total revenues, and 67% of accounts receivable in aggregate at December 31, 2007. For the year ended December 31, 2006, three customers, each of who accounted for more than 10% of the Company’s total revenues, represented approximately 74% of its total revenues, and 72% of accounts receivable in aggregate at December 31, 2006.

Suppliers: For the year ended December 31, 2007, 98% of the Company’s inventory is purchased from two vendors. Management believes other vendors could supply similar products, but their terms may not be as favorable as currently being offered by these vendors. A change in suppliers, however, could cause a delay in availability of products and a possible loss of sales, which could adversely affect operating results.

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign-currency Transactions — Foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currency denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders’ equity.

Translation Adjustment — The accounts of the Company was maintained, and its financial statements were expressed, in New Taiwan Dollar (“NTD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance SFAS No. 52, "Foreign Currency Translation", with the NTD as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders’ equity.

As of December 31, 2007 and December 31, 2006 the exchange rates between the NTD and the USD ($) were NTD1=$0.03077 and NTD1=$0.03069, respectively. The weighted-average rates of exchange between NTD and USD were NTD1=$0.03044 and NTD1=$0.03075 for the years ended December 31, 2007 and December 31, 2006, respectively. Total translation adjustment recognized as of December 31, 2007 and December 31, 2006 is $211,407 and $213,824, respectively.

Statement of Cash Flows — In accordance with SFAS No. 95, "Statement of Cash Flows", cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Comprehensive Income — Comprehensive income includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income on its statements of stockholders’ equity and comprehensive income (loss).

Fair Value of Financial Instruments — The carrying amounts of cash and cash equivalents, accounts receivable, deposits and accounts payable approximate their fair value because of the short maturity of those instruments.

The carrying amounts of the Company's long-term debt approximate their fair value because of the short maturity and/or interest rates which are comparable to those currently available to the Company on obligations with similar terms.

Recently Issued Accounting Pronouncements — In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective January 1, 2008. In February 2008, the FASB deferred for one year the effective date of SFAS 157 only with respect to nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring

Recently Issued Accounting Pronouncements (Continued)—basis, and removed certain leasing transactions from the scope of SFAS 157. The Company does not believe that the adoption of SFAS 157 will have a material impact on its financial statements.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment to FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 is effective January 1, 2008. The Company has evaluated the impact of SFAS 159 and believes it will not significantly impact its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, ("SFAS 141R"), which changes how business combinations are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 141R is effective January 1, 2009, and will be applied prospectively. The impact of adopting SFAS 141R will depend on the nature and terms of future acquisitions.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, which changes the accounting and reporting standards for the noncontrolling interests in a subsidiary in consolidated financial statements. SFAS 160 recharacterizes minority interests as noncontrolling interests and requires noncontrolling interests to be classified as a component of shareholders' equity. SFAS 160 is effective January 1, 2009 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company is currently evaluating the impact of SFAS 160 on its consolidated financial statements.

2.  PROPERTY AND EQUIPMENT

The following is a summary of the Company’s property and equipment for the years ended December 31:

	2007	2006

Automobiles	$29,232	$29,156
Building and fixtures	-	147,890
Machinery and equipment	59,128	49,709
Leashold improvements	3,569	3,560
Land	-	78,506
	91,929	308,821
Less: accumulated depreciation	(78,121)	(112,760)

Property and equipment, net	$13,808	$196,061

3.  OTHER INTANGIBLE ASSETS

The following reconciliation of other intangible assets is as follows:

	Gross Carrying Value	Accumulated Amortization
Amortized intangible assets:
Patents	$31,205	$1,259

Amortization of intangible assets was $630 and $504 for the year ended December 31, 2007 and 2006, respectively.

Estimated amortization expense for the years ending December 31 is as follows:

2008	$502
2009	$502
2010	$502
2011	$502
2012	$502

4.  INCOME TAXES

Income before income taxes for the years ended December 31, 2007 and 2006 includes the results of operations of Taiwan and British Virgin Islands. Omphalos Corp. (B.V.I.) and All Fine Technology Co., Ltd. (B.V.I.) are incorporated in British Virgin Islands and are not required to pay income tax. Omphalos Corp. and All Fine Technology Co., Ltd. are incorporated in Taiwan and are subject to Taiwan tax law. The provision for income taxes calculated at the statutory rates in the combined statements of income is as follows for the years ended December 31:

	2007	2006
Current provision:
Computed (provision for) income taxes
at statutory rates in BVI	$-	$-
Computed (provision for) income taxes
at statutory rates in Taiwan	-	-
Total current provision	-	-

Deferred provision:	-	-
BVI	-	-
Taiwan	-
Valuation allowance	-	-
Total deferred provision	-	-
Provision for income taxes	$-	$-

4.  INCOME TAXES (CONTINUED)

Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. There were no significant components of the deferred tax for the years ended December 31, 2007 and 2006.

5.  RELATED-PARTY TRANSACTIONS

Operating Leases---The Company leases its facility from a shareholder under an operating lease agreement which expires on December 31, 2007, and is currently on month to month lease arrangement. The monthly base rent is approximately $2,200. Rent expense under this lease agreement amounted to approximately $26,000 and $26,000 for the years ended December 31, 2007 and 2006, respectively.

Advances to / from Shareholders - The advances to or from shareholders are non-interest bearing and without fixed terms of repayment.

6. COMPENSATED ABSENCES

Employees earn annual vacation leave at the rate of seven days per year for the first year. Upon completion of the first year of employment, employees earn one additional day for each additional year. At termination, employees are paid for any accumulated annual vacation leave. As of December 31, 2007, vacation liability existed in the amount of $15,610.

7. OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders' equity, at December 31, 2007 and 2006 are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income

Balance at January 1, 2006	$150,417	$150,417
Change for 2006	63,407	$63,407

Balance at December 31, 2006	213,824	213,824
Change for 2007	(2,417)	(2,417)

Balance at December 31, 2007	$211,407	$211,407

8. COMMON STOCK

Stock split- On December 14, 2007, the Board of Directors authorized a two-for-one stock split of the Company’s common stock. All references to the number of common shares and the per common share amounts have been restated to give retroactive effect to this stock split for all period presented.

9. PENSION PLAN

Omphalos Corp. (Taiwan) and All Fine Technology Co., Ltd. (Taiwan) were required to make monthly contributions, equal to 2% of salaries and wages, to a pension fund that is administered by a pension fund monitoring committee and deposited in the Central Trust of China in the Republic of China (Taiwan).

Taiwan has a new pension scheme law effective July 1, 2005. The new pension scheme is a defined contribution scheme. All new employees who joined Omphalos Corp. (Taiwan) and All Fine Technology Co., Ltd. (Taiwan) after July 1, 2005 must participate in the new scheme. Existing employees can choose to stay with the old scheme or to join the new scheme. Under the new scheme, Omphalos Corp. (Taiwan) and All Fine Technology Co. (Taiwan) are required to contribute 6% of the employees’ salary into employees’ own pension fund accounts managed by the government.

Contributions to the pension plan totaled $19,635 and $20,073 for the years ended December 31, 2007 and 2006, respectively.

10. SUBSEQUENT EVENTS

On February 5, 2008, each of the shareholders (the “Shareholders”) of Omphalos Corp. (B.V.I.) entered into and completed the transactions contemplated under a Share Exchange Agreement (the “Exchange Agreement”) with Soyodo Group Holdings, Inc. (the “Soyodo”)., pursuant to which Soyodo purchased from the Shareholders all issued and outstanding shares of Omphalos’ common stock in consideration for the issuance of an aggregate of 81,996,275 shares of Soyodo common stock (the "Share Exchange").

The Share Exchange resulted in a change in control of Soyodo with the Shareholders owning 81,996,275 shares of common stock of Soyodo out of a total of 90,191,275 issued and outstanding shares after giving effect to the Share Exchange. Also, the Shareholders were elected directors of Soyodo, subject to Soyodo’s disclosure obligations under the Securities Exchange Act of 1934, as amended, and appointed as its executive officers. As a result of the Exchange Agreement, (i) Omphalos became a wholly-owned subsidiary of Soyodo and (ii) the Soyodo succeeded to the business of Omphalos as its sole business.

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Pro Forma Financial Information

The following unaudited pro forma financial statements are presented to illustrate the estimated effects of Soyodo Group Holdings, Inc.'s (“Soyodo”) acquisition of Omphalos Corp (B.V.I.) (“Omphalos”) (the “Share Exchange”) on our historical financial position and our results of operations. We have derived our historical financial data from our audited financial statements for the year ended December 31, 2007. We have derived Omphalos's historical financial data from its audited financial statements for the year ended December 31, 2007.

The pro forma statement of operations for the year ended December 31, 2007 assumes that the Share Exchange was consummated on January 1, 2007. The pro forma balance sheet as of December 31, 2007 assumes the Share Exchange was consummated on that date. The information presented in the pro forma financial statements does not purport to represent what our financial position or results of operations would have been had the Share Exchange occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Share Exchange.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These pro forma financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Soyodo and Omphalos.

SOYODO GROUP HOLDINGS, INC.
PRO FORMA CONDENSED CONBINED BALANCE SHEET
AS OF DECEMBER 31, 2007

	Omphalos Corp.	Soyod Group Holdings, Inc.	Pro forma Adjustments	Pro forma Combined
Assets
Current Assets
Cash and cash equivalents	$2,783,243	$530	$-	$2,783,773
Accounts receivable, net	3,892,353	-	-	3,892,353
Inventory, net	657,788	-	-	657,788
Prepaid and other current assets	132,508	-	-	132,508
Short-term investments	-	-	-	-
Total current assets	7,465,892	530	-	7,466,422

Property and Equipment, net	13,808	-	-	13,808

Intangible assets, net	29,946	-	-	29,946
Deposits	-	-	-	-
Long-term investments	1,100,704	-	-	1,100,704
Total Assets	$8,610,350	$530	$-	$8,610,880

SOYODO GROUP HOLDINGS, INC.
PRO FORMA CONDENSED CONBINED BALANCE SHEET
AS OF DECEMBER 31, 2007

Liabilities and Shareholders' Equity	Omphalos Corp.	Soyodo Group Holdings, Inc.	Pro forma Adjustments	Pro forma Combined
Current Liabilities
Accounts payable	$3,940,816	$-	$-	$3,940,816
Accrued salaries and bonus	42,081	-	-	42,081
Accured expenses	180,841	-	-	180,841
Loan from shareholders	-	498,834	(498,834)	-
Total current liabilities	4,163,738	498,834	(498,834)	4,163,738

Commitments and contingencies				-

Shareholders' Equity				-
Common stock	50,000	820	(41,800)	9,020
Additional paid in capital	-	585,223	(543,713)	41,510
Other comprehensive income	211,407	-	-	211,407
Retained Earnings (deficit)	4,185,205	(1,084,347)	1,084,347	4,185,205
Total shareholders' equity	4,446,612	(498,304)	498,834	4,447,142
Total Liabilities and Shareholders' Equity	$8,610,350	$530	$-	8,610,880

SOYODO GROUP HOLDINGS, INC.
PRO FORMA CONDENSED CONBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

	Omphalos Corp.	Soyodo Group Holdings, Inc.	Pro forma Adjustments	Pro forma Combined

Net sales	$10,047,118	$-	$-	$10,047,118
Cost of sales	6,989,994	-	-	6,989,994
Gross profit	3,057,124	-		3,057,124

Selling, general and administrative
expenses	1,919,535	13,503	-	1,933,038

Income (loss) from operations	1,137,589	(13,503)	-	1,124,086

Other income (expenses)
Loss on disposal of fixed assets	(2,541)	-	-	(2,541)
Interest income	284,272	-	-	284,272
Loss due to inventory value decline	(36,438)	-	-	(36,438)
Gain on foreign currency exchange	38,755	-	-	38,755
Gain on lawsuit settlement	378,013	-	-	378,013
Miscellaneous income	1,073	9,676	-	10,749
Total other income	663,134	9,676	-	672,810

Income (loss) before provision for
income taxes	1,800,723	(3,827)	-	1,796,896

Provision for income taxes	-	-	-	-

Net Income (loss)	$1,800,723	$(3,827)	$-	$1,796,896

Weighted average shares outstanding:
Basic and diluted				90,191,275

Earnings per share: Basic and diluted				$0.02

SOYODO GROUP HOLDINGS, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2007

NOTE 1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On February 5, 2008, Soyodo Group Holdings, Inc. (the “Soyodo”) entered into and completed the transactions contemplated under a Share Exchange Agreement (the “Exchange Agreement”) with each of the shareholders (the “Shareholders”) of Omphalos Corp., a British Virgin Islands corporation (”Omphalos), pursuant to which Soyodo purchased from the Shareholders all issued and outstanding shares of Omphalos’ common stock in consideration for the issuance of an aggregate of 81,996,275 shares of Soyodo common stock (the "Share Exchange") (the “Merger”).

The Share Exchange resulted in a change in control of Soyodo with the Shareholders owning 81,996,275 shares of common stock of the Company out of a total of 90,191,275 issued and outstanding shares after giving effect to the Share Exchange. Also, the Shareholders were elected directors of the Company, subject to Soyodo’s disclosure obligations under the Securities Exchange Act of 1934, as amended, and appointed as its executive officers. As a result of the Exchange Agreement, (i) Omphalos became a wholly-owned subsidiary of Soyodo and (ii) the Soyodo succeeded to the business of Omphalos as its sole business. Accordingly, Soyodo intends to change its name to Omphalos Corp.

As a result of the Merger, Omphalos is a wholly-owned subsidiary of Soyodo. Soyodo intends to operate Omphalos in the same manner and to continue in the business that Omphalos engaged in prior to the Merger. Prior to the Merger, no material relationship existed between Omphalos and its subsidiaries and Soyodo. The Merger will be accounted for as a reverse merger to be reflected as a recapitalization with Omphalos as the accounting acquirer.

NOTE 2. PRO FORM ADJUSTMENTS

Adjustments included in the column under the heading “Pro forma adjustments” include the following:

(a)	To reflect the deemed issuance of 81,996,275 shares of Soyodo common stock to Omphalos stockholders.

(b)	To eliminate the accumulated deficit of Soyodo as the accounting acquiree under the reverse merger application of the purchase method of accounting.

(c)	To reflect the waiver of loan to a shareholder based on the waiver letter signed by the shareholder.

NOTE 3. PRO FORM EARNINGS PER SHARE

The pro forma earnings per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods presented.

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